Exhibit 1.3

Healthcare Trust of America, Inc.

AMENDMENT NO. 1

TO

EQUITY DISTRIBUTION AGREEMENT

November 29, 2019

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ

United Kingdom

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated December 28, 2018 (the “Equity Distribution Agreement”), among Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), and Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), on the one hand, and MUFG Securities Americas Inc. and MUFG Securities EMEA plc (collectively, “MUFG”), on the other hand. All capitalized terms used in this Amendment No. 1 to the Equity Distribution Agreement among the Transaction Entities and MUFG (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to them in the Equity Distribution Agreement. The Transaction Entities and MUFG agree as follows:

A. Amendments to Equity Distribution Agreement. The Equity Distribution Agreement is amended as follows:

1. The first paragraph of the Equity Distribution Agreement shall be amended to add “and as amended on November 29, 2019” immediately after “dated as of December 28, 2018”.

2. The definition of “Master Forward Confirmation” in Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of December 28, 2018 and as amended on November 29, 2019, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.”

3. The first paragraph of Section 2 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell Shares, through Issuances and/or by way of Forwards, in the manner contemplated by this Agreement, collectively having an aggregate Sales Price of up to $1,221,094,943 (the “Maximum Amount”), inclusive of Shares having an aggregate offering price of $471,094,943 previously sold under this Agreement, the Alternative Distribution Agreements and any Forward Contract prior to November 29, 2019.”

4. For the avoidance of confusion, all references to “Registration Statement” included in the Equity Distribution Agreement shall include the Transaction Entities’ automatic shelf registration statement on Form S-3ASR (File No. 333-223172), as amended by post-effective amendment no. 1 thereto filed with the Commission on September 5, 2019.

5. The sixth paragraph of Section 2 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”), dated as of December 28, 2018 and as amended on November 29, 2019, with BMO Capital Markets Corp., Jefferies LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, a “Separate Distribution Agreement Counterparty”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Separate Distribution Agreement Counterparties on the terms set forth in the applicable Separate Distribution Agreements. The Company and the Operating Partnership may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Distribution Agreement Counterparties” and, together with the Separate Distribution Agreement Counterparties, the “Alternative Distribution Agreement Counterparty”). The aggregate offering price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.”

6. The first and second sentences of Section 6(a)(21) of the Equity Distribution Agreement shall be amended to replace “December 31, 2018” with “December 31, 2019”.

7. The first sentence of the Form of Placement Notice attached asExhibit A to the Equity Distribution Agreement shall be amended to add “and as amended on November 29, 2019” immediately after “dated December 28, 2018”.

8. The first sentence of the Form of Officer’s Certificate attached asExhibit E-1 to the Equity Distribution Agreement shall be amended to add “and as amended on November 29, 2019” immediately before “(the “Agreements”)”, and the second sentence of the fourth paragraph of the Form of Officer’s Certificate attached as Exhibit E-1 to the Equity Distribution Agreement shall be amended to add “and as amended on November 29, 2019” immediately after “, each dated December 28, 2018”.

9. The first sentence of the Form of Officer’s Certificate attached asExhibit E-2 to the Equity Distribution Agreement shall be amended to add “and as amended on November 29, 2019” immediately before “(the “Agreements”)”, and the second sentence of the fourth paragraph of the Form of Officer’s Certificate attached as Exhibit E-2 to the Equity Distribution Agreement shall be amended to add “and as amended on November 29, 2019” immediately after “, each dated December 28, 2018”.

B. Prospectus Supplement. The Transaction Entities agree to file a 424(b) Prospectus Supplement reflecting this Amendment within two Business Days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect. All references to the Equity Distribution Agreement in the Equity Distribution Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Equity Distribution Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Shares prior to the date hereof or on the terms of the Equity Distribution Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Equity Distribution Agreement.

D. Applicable Law. This Amendment, and any claim, controversy or dispute relating to or arising out of this Amendment, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

E. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

F. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Amendment, along with all counterparts, will become a binding agreement among MUFG and the Transaction Entities in accordance with its terms.

Very truly yours,

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ Robert A. Milligan
Name: Robert A. Milligan
Title: Chief Financial Officer, Secretary and Treasurer

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By:	Healthcare Trust of America, Inc.
Its:	General Partner

	By:	/s/ Robert A. Milligan
Name: Robert A. Milligan
Title: Chief Financial Officer,
Secretary and Treasurer

[Signature Page to Amendment No.1 to the Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

MUFG SECURITIES AMERICAS INC., as Sales Agent and Forward Seller

By:	/s/ Jason Demark
Name: Jason Demark
Title: Director

MUFG SECURITIES EMEA PLC, as Forward Purchaser

By:	/s/ Geoffroy Charles
Name: Geoffroy Charles
Title: Director

[Signature Page to Amendment No.1 to the Equity Distribution Agreement]